 ================================================================================ SECURITIES AND EXCHANGE COMMISSION ______________________________ WASHINGTON, D.C. 20549 FORM 8-K Current Report Pursuant TO SECTION 13 or 15 (d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): September 19, 2001 BETA OIL "&" GAS, INC. (Exact name of registrant as specified in its charter) Nevada 333-68381 86-0876964 (State or other jurisdiction of (Commission File Number) (I.R.S. Employer Identification No.) incorporation or organization) 6120 S. Yale, Suite 813, Tulsa, OK 74136 (Address of principal executive offices) (Zip Code) (918) 495-1011 (Registrant's telephone number, including area code) ================================================================================ Item 5. OTHER EVENTS. At a Board of Directors Meeting held on September 19, 2001 the Directors authorized a stock repurchase program for up to an aggregate of $1,000,000 of the Company’s common stock over the next four months. The repurchase program is effective immediately. The authorization to repurchase shares was facilitated in part by an Order issued by the Securities and Exchange Commission on September 14, 2001. The Order temporarily increased the flexibility with respect to certain SEC rules pertaining to issuer stock repurchases. The timing and amount of shares actually purchased, if any, will be determined by Beta management’s discretion, based on market conditions and other factors. Item 7. FINANCIAL STATEMENTS AND EXHIBITS (1) Press Release dated September 20, 2001. SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized. BETA OIL "&" GAS, INC. Date: September 26, 2001 By /s/ Joseph L. Burnett Joseph L. Burnett Chief Financial Officer and Principal Accounting Officer